UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

MOTOS AMERICA INC

(Exact name of small business issuer as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

510 South 200 West, Suite 110

Salt Lake City, Utah 84101

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.001	WECT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2022 Motos America Inc. (the “Company”) adopted a Stock Option Plan for the benefit of key employees of the Company, members of the Board of Directors of the Company, and key service suppliers to the Company.

Motos America Inc. does hereby allocate One Million Five Hundred Thousand (1,500,000) shares of its $0.001 par value common voting shares under this Stock Option Plan, to be allocated among key employees, directors and key associates of the Company at the direction of the Board of Directors of the Company.

The exercise price of these options will be the fair market value per share of the Company on the grant date, determined by the Company considering the prevailing market price for the Shares, and/or other transactions in the Option Shares directly with the Company, not involving market transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOS AMERICA INC.
(Registrant)

Date: February 24, 2022	By:	/s/ Vance Harrison
Vance Harrison Chief Executive Officer

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